Exhibit 99.2

800 Boylston Street
Boston, MA 02199

BOSTON PROPERTIES ANNOUNCES
FIRST QUARTER 2018 RESULTS

BOSTON, MA, April 24, 2018 - Boston Properties, Inc. (NYSE: BXP), a real estate investment trust and one of the largest owners, managers and developers of Class A office properties in the United States, reported results today for the first quarter ended March 31, 2018.

•
Net income attributable to common shareholders was $176.0 million compared to $97.1 million for the quarter ended March 31, 2017. Net income attributable to common shareholders per share (EPS) was $1.14 basic and $1.14 on a diluted basis, compared to $0.63 basic and $0.63 on a diluted basis for the quarter ended March 31, 2017. Net income attributable to common shareholders for the quarter ended March 31, 2018 includes a gain on sale of real estate of approximately $96.4 million, or $0.56 per share basic and $0.56 per share on a diluted basis.

•
Funds from Operations (FFO) were $230.6 million, or $1.49 per share basic and $1.49 per share diluted. This compares to FFO of $228.4 million, or $1.48 per share basic and $1.48 per share diluted, for the quarter ended March 31, 2017.

◦	FFO of $1.49 per share diluted was greater than the mid-point of the Company’s guidance previously provided of $1.47 - $1.49 per share diluted primarily due to:

–	$0.02 per share due to better than expected portfolio operations, partially offset by

–	$0.01 per share of greater than projected general and administrative expenses.

•	The Company updated its guidance for full year 2018 EPS and FFO per share as follows:

◦	Projected EPS (diluted) for 2018 of $3.28 - $3.37 per share; and

◦	Projected FFO per share (diluted) for 2018 of $6.27 - $6.36 per share.

•	Highlights -

◦	Entered into an agreement to acquire Santa Monica Business Park, a 1.2 million square foot office park located in Santa Monica, California for a net purchase price of $616 million.

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◦
Entered into a lease with Leidos for the entirety of 17Fifty Presidents Street, a build-to-suit office project with 276,000 net rentable square feet located in the urban core of Reston Town Center in Reston, Virginia, for which construction has commenced.

◦
Entered into a lease with Fannie Mae for approximately 850,000 net rentable square feet of the Company's 1.1 million square foot Reston Gateway office development in Reston, Virginia, for which construction is expected to commence in the second half of 2018.

◦	Closed construction financing with a total commitment of $180.0 million for The Hub on Causeway - Residential development project located in Boston, Massachusetts.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2018. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.
At March 31, 2018, the Company’s portfolio consisted of 179 properties aggregating approximately 50.3 million square feet, including thirteen properties under construction/redevelopment totaling approximately 6.5 million square feet. The overall percentage of leased space for the 163 properties in-service (excluding the Company’s two residential properties and hotel) as of March 31, 2018 was 90.5%.
Significant events during the first quarter included:
Development activities

•
On January 24, 2018, the Company entered into a lease agreement with Leidos for a build-to-suit project with approximately 276,000 net rentable square feet of Class A office space at the Company's 17Fifty Presidents Street development project located in Reston, Virginia. Concurrently with the execution of the lease, the Company commenced development of the project and expects the building to be completed and available for occupancy during the second quarter of 2020.

•
On January 31, 2018, the Company partially placed in-service its Signature at Reston development project comprised of 508 apartment units and retail space aggregating approximately 515,000 square feet located in Reston, Virginia.

•
On February 23, 2018, the Company entered into a lease agreement with Fannie Mae to lease approximately 850,000 net rentable square feet of Class A office space at the Company's Reston Gateway development project located in Reston, Virginia. The initial phase of the project will consist of approximately 1.1 million net rentable square feet. The Company expects to begin construction in the second half of 2018 upon receipt of all necessary approvals.

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Acquisition and disposition activities

•
On January 9, 2018, the Company completed the sale of its 500 E Street, S.W. property located in Washington, DC for a net contract sale price of approximately $118.6 million. After adjusting for outstanding lease related costs assumed by the buyer, the gross sale price was approximately $127.6 million. Net cash proceeds totaled approximately $116.1 million, resulting in a gain on sale of real estate totaling approximately $96.4 million. 500 E Street, S.W. is an approximately 262,000 net rentable square foot Class A office property. The property is 100% leased with 21% expecting to vacate in February 2019.

Transactions completed subsequent to March 31, 2018:

•
On April 19, 2018, a joint venture in which the Company has a 50% interest obtained construction financing with a total commitment of $180.0 million collateralized by its Hub on Causeway - Residential development project.  The construction financing bears interest at a variable rate equal to LIBOR plus 2.00% per annum and matures on April 19, 2022, with two, one-year extension options, subject to certain conditions.  The joint venture has not yet drawn any funds under the loan. The Hub on Causeway - Residential is an approximately 320,000 square foot project comprised of 440 residential units located in Boston, Massachusetts.

•
On April 23, 2018, the Company entered into an agreement to acquire Santa Monica Business Park in the Ocean Park neighborhood of Santa Monica, California for a net purchase price of approximately $616.0 million. Santa Monica Business Park is a 47-acre office park that contains 21 buildings and approximately 1.2 million square feet. Approximately 70% of the rentable square footage is subject to a ground lease with 80 years remaining including renewal periods. The ground lease provides the Company with the right to purchase the fee in 2028 with subsequent purchase rights every 15 years. The property is 94% leased. The closing is subject to customary closing conditions and termination rights for transactions of this type. There can be no assurance that the acquisition will be completed on the terms currently contemplated, or at all.

•
On April 24, 2018, the Company's Operating Partnership exercised its option to draw $500.0 million on its unsecured delayed draw term loan facility. The unsecured term loan totaling $500.0 million bears interest at a variable rate equal to LIBOR plus 0.90% per annum based on the Company's Operating Partnership's current credit rating and matures on April 24, 2022.

EPS and FFO per Share Guidance:
The Company’s guidance for the second quarter and full year 2018 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below.  The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential

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impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.
As set forth below, the Company has updated its projected EPS (diluted) for the full year 2018 to $3.28 - $3.37 per share from $3.24 - $3.37 per share. This is an increase of $0.02 per share at the mid-point of the Company’s guidance consisting of $0.03 per share of better than expected portfolio performance, $0.01 per share of additional development and management service revenue, offset by a ($0.02) per share increase in general and administrative expenses.
In addition, the Company has updated its projected guidance for FFO per share (diluted) for the full year to $6.27 - $6.36 per share from $6.23 - $6.36 per share. This is an increase of $0.02 per share at the mid-point of the Company’s guidance consisting of $0.03 per share of better than expected portfolio performance, $0.01 per share of additional development and management service revenue, offset by a ($0.02) per share increase in general and administrative expenses.

	Second Quarter 2018			Full Year 2018
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.65	-	$0.67	$3.28	-	$3.37
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.88	-	0.88	3.55	-	3.55
Less:
Projected Company Share of Gains on Sales of Real Estate	—	-	—	0.56	-	0.56
Projected FFO per Share (diluted)	$1.53	-	$1.55	$6.27	-	$6.36
Boston Properties will host a conference call on Wednesday, April 25, 2018 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2018 results, the 2018 projections and related assumptions, and other matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 2278079. A replay of the conference call will be available through May 9, 2018, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 2278079. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ first quarter 2018 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

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Boston Properties is a fully integrated real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of primarily Class A office space totaling 50.3 million square feet and consisting of 167 office properties (including nine properties under construction), six residential properties (including four properties under construction), five retail properties and one hotel.  The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets - Boston, Los Angeles, New York, San Francisco and Washington, DC.
This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2018, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2018	December 31, 2017
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$19,849,252	$19,622,379
Construction in progress	1,262,886	1,269,338
Land held for future development	204,506	204,925
Less: accumulated depreciation	(4,674,838)	(4,589,634)
Total real estate	16,641,806	16,507,008
Cash and cash equivalents	294,571	434,767
Cash held in escrows	160,558	70,602
Investments in securities	29,353	29,161
Tenant and other receivables, net	73,401	92,186
Accrued rental income, net	888,907	861,575
Deferred charges, net	681,369	679,038
Prepaid expenses and other assets	147,256	77,971
Investments in unconsolidated joint ventures	666,718	619,925
Total assets	$19,583,939	$19,372,233
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,974,930	$2,979,281
Unsecured senior notes, net	7,249,383	7,247,330
Unsecured line of credit	115,000	45,000
Unsecured term loan	—	—
Accounts payable and accrued expenses	355,002	331,500
Dividends and distributions payable	139,218	139,040
Accrued interest payable	96,176	83,646
Other liabilities	470,140	443,980
Total liabilities	11,399,849	11,269,777

Commitments and contingencies	—	—
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at March 31, 2018 and December 31, 2017	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,441,203 and 154,404,186 issued and 154,362,303 and 154,325,286 outstanding at March 31, 2018 and December 31, 2017, respectively	1,544	1,543
Additional paid-in capital	6,384,147	6,377,908
Dividends in excess of earnings	(654,879)	(712,343)
Treasury common stock at cost, 78,900 shares at March 31, 2018 and December 31, 2017	(2,722)	(2,722)
Accumulated other comprehensive loss	(49,062)	(50,429)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,879,028	5,813,957
Noncontrolling interests:
Common units of the Operating Partnership	619,347	604,739
Property partnerships	1,685,715	1,683,760
Total equity	8,184,090	8,102,456
Total liabilities and equity	$19,583,939	$19,372,233

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31,
	2018	2017
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$519,507	$503,562
Recoveries from tenants	95,118	89,164
Parking and other	26,134	25,610
Total rental revenue	640,759	618,336
Hotel revenue	9,102	7,420
Development and management services	8,405	6,472
Direct reimbursements of payroll and related costs from management services contracts	2,885	—
Total revenue	661,151	632,228
Expenses
Operating
Rental	240,329	228,287
Hotel	8,073	7,091
General and administrative	35,894	31,386
Payroll and related costs from management services contracts	2,885	—
Transaction costs	21	34
Depreciation and amortization	165,797	159,205
Total expenses	452,999	426,003
Operating income	208,152	206,225
Other income (expense)
Income from unconsolidated joint ventures	461	3,084
Interest and other income	1,648	614
Gains (losses) from investments in securities	(126)	1,042
Interest expense	(90,220)	(95,534)
Income before gains on sales of real estate	119,915	115,431
Gains on sales of real estate	96,397	133
Net income	216,312	115,564
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,234)	(4,424)
Noncontrolling interest—common units of the Operating Partnership	(20,432)	(11,432)
Net income attributable to Boston Properties, Inc.	178,646	99,708
Preferred dividends	(2,625)	(2,625)
Net income attributable to Boston Properties, Inc. common shareholders	$176,021	$97,083
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.14	$0.63
Weighted average number of common shares outstanding	154,385	153,860
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.14	$0.63
Weighted average number of common and common equivalent shares outstanding	154,705	154,214

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)

	Three months ended March 31,
	2018	2017
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$176,021	$97,083
Add:
Preferred dividends	2,625	2,625
Noncontrolling interest - common units of the Operating Partnership	20,432	11,432
Noncontrolling interests in property partnerships	17,234	4,424
Less:
Gains on sales of real estate	96,397	133
Income before gains on sales of real estate	119,915	115,431
Add:
Depreciation and amortization	165,797	159,205
Noncontrolling interests in property partnerships' share of depreciation and amortization	(18,221)	(21,415)
Company's share of depreciation and amortization from unconsolidated joint ventures	9,444	9,041
Corporate-related depreciation and amortization	(405)	(525)
Less:
Noncontrolling interests in property partnerships	17,234	4,424
Preferred dividends	2,625	2,625
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	256,671	254,688
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	26,108	26,305
Funds from operations attributable to Boston Properties, Inc. common shareholders	$230,563	$228,383
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.83%	89.67%
Weighted average shares outstanding - basic	154,385	153,860
FFO per share basic	$1.49	$1.48
Weighted average shares outstanding - diluted	154,705	154,214
FFO per share diluted	$1.49	$1.48

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(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company's operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company's consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2018	December 31, 2017
Boston	94.8%	94.1%
Los Angeles and San Francisco	89.0%	89.3%
New York	86.3%	86.9%
Washington, DC	90.6%	91.3%
Total Portfolio	90.5%	90.7%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Arista Joyner
Investor Relations Manager
(617) 236-3343

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